UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2016

INTELIQUENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33778	31-1786871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 West Adams Street

9th Floor

Chicago, Illinois 60661

(Address of principal executive offices, including Zip Code)

(312) 384-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On July 5, 2016, Inteliquent, Inc. (the “Company”) commenced an action against Free Conferencing Corporation individually and doing business as HD Tandem; HD Tandem and Wide Voice, LLC in the United States District Court for the Northern District of Illinois asserting claims under the Racketeer Influenced and Corrupt Organizations Act and other state laws asserting that Defendants are improperly charging the Company for telecommunications services and seeking recovery of access fees and other telecommunications charges paid to Defendants in connection with the termination of certain long distance traffic. (Inteliquent, Inc. v. Free Conferencing Corporation individually and d/b/a HD Tandem; HD Tandem; Wide Voice, LLC; and John Does 1-10, 1:16-cv-06976). The Company terminates a significant volume of long distance traffic to the Defendants. There can be no assurance regarding how, whether and when this matter will be resolved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELIQUENT, INC.

/s/ Kurt J. Abkemeier
Date: July 8, 2016	Name:	Kurt J. Abkemeier
	Title:	Chief Financial Officer and Executive Vice President